UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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ACACIA RESEARCH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2017

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Newport Center Drive, 12th Floor Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 480-8300
Not applicable
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
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Item 1.01    Entry into a Material Definitive Agreement.
Item 3.03 below is incorporated herein by reference.
Item 3.03    Material Modification to Rights of Security Holders.
As previously reported, on March 15, 2016, Acacia Research Corporation (the “Company”) entered into a Tax Benefits Preservation Plan (the “Original Plan”) with Computershare Inc., as Rights Agent, for the purpose of protecting the Company’s ability to utilize potential tax assets, such as net operating loss carryforwards and tax credits, to offset potential future taxable income. On April 28, 2017, the Company and the Rights Agent executed a First Amended and Restated Tax Benefits Preservation Plan (the “Amended Plan”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended Plan. The Amended Plan eliminates the Company’s ability to extend the Final Expiration Date of the Rights beyond 5:00 P.M., New York, New York time, on March 15, 2019, whether by action of the board of directors of the Company establishing a later date for the expiration of the Rights, as provided in the Original Plan, or by an amendment to the Amended Plan pursuant to Section 27 thereof, without stockholder approval. Except as otherwise described herein, the terms of the Original Plan remain in force.
The foregoing summary of the Amended Plan does not purport to be complete and is qualified in its entirety by the full text of the Amended Plan, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

(d)
Exhibit 4.1     First Amended and Restated Tax Benefits Preservation Plan, dated as of April 28, 2017, by and between Acacia Research Corporation and Computershare Inc., as Rights Agent, which includes the form of Certificate of Designation of the Company’s Series A Cumulative Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Terms as Exhibit C

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    May 4, 2017                    ACACIA RESEARCH CORPORATION

By:    /s/ Edward J. Treska
Executive Vice President, General Counsel and Secretary